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                                                                     EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               ----------------

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) [_]

                               ----------------

                    U.S. TRUST COMPANY OF CALIFORNIA, N.A.
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                                     95-4311476
                                        (I.R.S. EMPLOYER IDENTIFICATION NO.)

  515 SOUTH FLOWER STREET, SUITE 2700
            LOS ANGELES, CA                             90071
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


                                  DWIGHT LIU
                      515 SOUTH FLOWER STREET, SUITE 2700
                         LOS ANGELES, CALIFORNIA 90071
                                (213) 861-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------

                        PLASMA & MATERIALS TECHNOLOGIES
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

          CALIFORNIA                                 95-4054321
 (STATE OR OTHER JURISDICTION           (I.R.S. EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)

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                              9255 Deering Avenue
                             Chatsworth, CA 91311
                   (Address of principal executive offices)

                7 1/8% Convertible Subordinated Notes Due 2001
                        (Title of indenture securities)

 GENERAL

1. GENERAL INFORMATION

  Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    490 L'Enfant Plaza East, S.W.
    Washington, D.C. 20219

    Federal Deposit Insurance Corporation
    550 17th Street, N.W.
    Washington, D.C. 20429

    Federal Reserve Bank (12th District)
    San Francisco, California

    (b) Whether it is authorized to exercise corporate trust powers.

  The trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH THE OBLIGOR

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

  3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

  The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company of California, N.A. is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
of Form T-1 are not required under General Instruction B.

16. LIST OF EXHIBITS

  T-1.1--A copy of the Articles of Association of U.S. Trust Company of California, N.A. currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

  T-1.2--Included in Exhibit T-1.1.

  T-1.3--Included in Exhibit T-1.1.

  T-1.4--A copy of the By-Laws of U.S. Trust Company of California, N.A., as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.
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  T-1.6--The consent of the trustee required by Section 321(b) of the Trust
Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

  T-1.7--A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

NOTE

  As of December 13, 1996 the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation.

  The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U.S. Trust Company of California, N.A. and U.S. Trust Corporation were the "trustee."

  In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

  Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, U.S. Trust Company of California, N.A., a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 13th day of December, 1996.

                                          U.S. Trust Company of California,
                                           N.A.
                                          Trustee

                                          By:        /s/ Sandee' Parks
                                              ----------------------------------
                                                         Sandee' Parks
                                                     Authorized Signatory
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                                                                   EXHIBIT T-1.7

  CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED
                      SAVINGS BANKS FOR SEPTEMBER 30, 1996

  All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                  DOLLAR AMOUNTS
                                                                  --------------
                                                                  (IN THOUSANDS)
                               ASSETS
                               ------
  1. Cash and balances due from depository institutions (from
     Schedule RC-A):
     a. Noninterest-bearing balances and currency and coin(1)..        3,466
     b. Interest-bearing balances(2)...........................           26
  2. Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column
     A)........................................................            0
          b. Available-for-sale securities (from Schedule RC-B,
     column D).................................................       74,310
  3. Federal funds sold and securities purchased under
     agreements to resell:
     a. Federal funds sold.....................................       14,208
     b. Securities purchased under agreements to resell........            0
  4. Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from
       Schedule RC-C).............................. 125,061
     b. LESS: Allowance for loan and lease losses..   1,859
     c. LESS: Allocated transfer risk reserve......       0
     d. Loans and leases, net of unearned income, allowance,
       and reserve (item 4.a minus 4.b and 4.c)................      123,202
  5. Trading assets............................................            0
  6. Premises and fixed assets (including capitalized leases)          7,445
  7. Other real estate owned (from Schedule RC-M)..............            0
  8. Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)............................            0
  9. Customers' liability to this bank on acceptances
     outstanding...............................................            0
 10. Intangible assets (from Schedule RC-M)....................          158
 11. Other assets (from Schedule RC-F).........................        5,200
 12. Total assets (sum of items 1 through 11)..................      228,015

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                                   DOLLAR AMOUNTS
                                                                                   --------------
                                                                                   (IN THOUSANDS)
                                      LIABILITIES
                                      -----------
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C from Schedule RC-E).    199,834
     (1) Noninterest-bearing(1).......................................   7,716
     (2) Interest-bearing............................................. 192,118
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs.............
     (1) Noninterest-bearing......................................................
     (2) Interest-bearing.........................................................
14.  Federal funds purchased and securities sold under agreements to repurchase:
     a. Federal funds purchased...................................................          0
     b. Securities sold under agreements to repurchase............................          0
15.  a. Demand notes issued to the U.S. Treasury..................................          0
     b. Trading liabilities.......................................................          0
16.  Other borrowed money:
     a. With a remaining maturity of one year or less.............................          0
     b. With a remaining maturity of more than one year...........................          0
17.  Mortgage indebtedness and obligations under capitalized leases...............          0
18.  Bank's liability on acceptances executed and outstanding.....................          0
19.  Subordinated notes and debentures............................................          0
20.  Other liabilities (from Schedule RC-G).......................................      4,384
21.  Total liabilities (sum of items 13 through 20)...............................    204,218
22.  Limited-life preferred stock and related surplus.............................          0
                                    EQUITY CAPITAL
                                    --------------
23.  Perpetual preferred stock and related surplus................................      5,000
24.  Common stock.................................................................      2,000
25.  Surplus (exclude all surplus related to preferred stock).....................     10,251
26.  a. Undivided profits and capital reserves....................................      6,577
     b. Net unrealized holding gains (losses) on available-for-sale securities....        (31)
27.  Cumulative foreign currency translation adjustments..........................
28.  Total equity capital (sum of items 23 through 27)............................     23,797
29.  Total liabilities, limited-life preferred stock, and equity capital
     (sum of items 21, 22, and 28)................................................    228,015

MEMORANDUM

  To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
     bank by independent external auditors as of any date during 1995.............        N/A

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
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3 =  Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work
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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.